Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Files Registration Statement for a Follow-On Offering

of 17 Million Shares of Common Stock

Fairport, New York. June 29, 2007—GateHouse Media, Inc. (NYSE: GHS) announced today that it has filed a registration statement on Form S-1 for a proposed follow-on public offering of 17 million shares of its common stock. In addition, GateHouse Media has granted the underwriters of the offering an option to purchase up to an additional 2.55 million shares of common stock. Funds managed by affiliates of Fortress Investment Group LLC, which beneficially own approximately 60% of GateHouse Media’s common stock, are not selling any shares in the offering.

Proceeds from this offering are intended to be used to repay amounts outstanding under GateHouse Media’s bridge term loan credit facility and for general corporate purposes.

The underwriters for the offering are led by Goldman Sachs & Co., Wachovia Securities and Morgan Stanley & Co. Incorporated as joint book-running managers, with Bear Stearns & Co. Inc, BMO Capital Markets, Lazard Capital Markets and Allen & Company LLC. acting as co-managers. The offering will be made only by means of a prospectus. When available, a written preliminary prospectus related to the offering may be obtained from the Prospectus Department of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, fax number: (212) 902-9316, through Wachovia Securities’ Prospectus Department, 375 Park Avenue, New York, New York 10152, or by e-mail equity.syndicate@wachovia.com, or through Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, 866-718-1649, or by e-mail at prospectus@morganstanley.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About GateHouse Media

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 20 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

Forward Looking Language

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements regarding the closing of the offering, the anticipated issuance of shares by GateHouse Media and other statements that are not historical facts. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plans,” “target(s),” “project(s),” “believe(s),” “seek(s),” “estimate(s)’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; GateHouse Media can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from GateHouse Media’s expectations include, but are not limited to (a) customary closing conditions and (b) such other risk factors as may be discussed in the final prospectus relating to the offering and subsequently reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. GateHouse Media expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the GateHouse Media’s expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.